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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2004

BRUKER BIOSCIENCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-30833 (Commission File Number)	04-3110160 (IRS Employer Identification No.)
40 Manning Road Billerica, MA 01821 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (978) 663-3660

Item 9. Regulation FD Disclosure.

On April 29, 2004, Bruker BioSciences Corporation announced the closing of its public offering of 17,250,000 shares of its common stock, of which 3,450,000 shares were sold by the Company and 13,800,000 shares were sold by four selling stockholders at $4.50 per share. The total shares sold include 2,250,000 shares of common stock (450,000 shares from the Company and 1,800,000 shares from the selling stockholders) sold pursuant to the underwriters' over-allotment option at the public offering price, less the underwriting discount.

Exhibit Number	Description
99.1	Bruker BioSciences Corporation press release dated April 29, 2004.

The information provided in this Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRUKER BIOSCIENCES CORPORATION (Registrant)
Date: April 29, 2004	By:	/s/ LAURA FRANCIS Laura Francis Chief Financial Officer and Treasurer

Exhibit Index

Number	Description
99.1	Bruker BioSciences Corporation press release dated April 29, 2004.

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  Item 9. Regulation FD Disclosure.
SIGNATURES
Exhibit Index